Ex. 99.2

LIFE PARTNERS PREVAILS IN TRO HEARING

WACO, Texas – August 20, 2012 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., announced today that Texas district judge on Friday refused to grant state officials the right to block Life Partners’ business or appoint a receiver. Judge Orlinda Naranjo’s order allows Life Partners to continue conducting its business in the ordinary course pending a temporary injunction hearing. An evidentiary hearing on the state’s petition for a temporary injunction is set for August 30, 2012.

The Texas Attorney General, acting for the State Securities Board, had filed suit against Life Partners, Life Partners, Inc., its Chairman and President, Brian Pardo, and its General Counsel, Scott Peden. Pardo and Peden are also directors of Life Partners.

The suit sought a temporary restraining order preventing Life Partners from doing business and appointment of receiver based generally on allegations that Life Partners’ life settlements are securities under Texas law and that Life Partners made various misrepresentations in the sale of the life settlements, including misrepresentations about the life expectancies of the insureds.

The judge did not rule that Life Partners’ sale of life settlements was fraudulent and constituted unlawful sales of unregistered securities as the state had alleged. The judge did require that Life Partners not destroy books and records or dissipate assets, including the payment of dividends pending the temporary injunction hearing. Life Partners has not declared dividends that are scheduled for payment before the injunction hearing.

Life Partners’ Chairman, Brian Pardo, responded, “The result of the hearing is that we can continue our business as usual. The court refused to jump to the conclusions urged by the state. The court essentially ordered a standstill pending an evidentiary hearing. We welcome the opportunity to present our case. The facts refute the state’s claims. What we regret is the damage done to our shareholders by the state’s misrepresentations.”

Pardo continued, “We are on solid ground financially. We currently have more than $12 million in cash on hand, $45 million in assets, and virtually no debt. Our financial ratios are solid, including a better than 5:1 current ratio at the last quarter. In the last quarter, we increased our overall net cash by $1.4 million and realized net income of over $1.0 million. Given our asset base and cash position, our financial loss last fiscal year does not threaten our ability to continue as a going concern. The objective facts refute the outlandish and irresponsible financial claims made in the suit.”

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since its incorporation in 1991, Life Partners has completed over 143,000 transactions for its worldwide client base of over 29,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling approximately $3 billion in face value.

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Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding the basis, outcome or duration of the legal proceeding, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

LPHI-G

Life Partners Holdings, Inc.

Shareholder Relations, 254-751-7797

e-mail: info@lifepartnersinc.com

Source: Life Partners Holdings, Inc

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